UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011 (February 7, 2011)
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 238-4148
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On February 8, 2011, Retail Ventures, Inc., an Ohio corporation (“Retail Ventures”), DSW MS LLC, an Ohio limited liability company and a wholly owned subsidiary of DSW Inc. (“Merger LLC”), and DSW Inc., an Ohio corporation (“DSW”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Retail Ventures will merge with and into Merger LLC, with Merger LLC continuing after the merger as the surviving entity and a wholly owned subsidiary of DSW (the “Merger”). Retail Ventures’ board of directors and the independent members of DSW’s board of directors have approved the Merger Agreement based on the recommendation of a special committee of each board of directors and have recommended that the shareholders of Retail Ventures and DSW, respectively, adopt the Merger Agreement and the Merger.
Upon the closing of the Merger, each outstanding Retail Ventures common share will be converted into the right to receive 0.435 DSW class A common shares, unless the holder properly and timely elects to receive a like amount of DSW class B common shares in lieu of DSW class A common shares. All compensatory awards based on or comprised of Retail Ventures common shares, such as stock options, stock appreciation rights, and restricted stock, will be converted into and become, respectively, awards based on or comprised of DSW class A common shares, in each case on terms substantially identical to those in effect immediately prior to the effective time of the Merger, in accordance with the 0.435 exchange ratio.
It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, so that, in general, none of DSW, Retail Ventures, Merger LLC or any of the Retail Ventures shareholders will recognize any gain or loss in the transaction, except that Retail Ventures shareholders will generally recognize gain or loss with respect to cash received in lieu of fractional shares of DSW class A or class B common shares.
The Merger Agreement provides that Merger LLC will assume, as of the effective time of the Merger, by supplemental indenture and supplemental agreement, all of Retail Ventures’ obligations with respect to certain 6.625% mandatorily exchangeable notes due September 15, 2011, known as Premium Income Exchangeable Securities or PIES, and will assume by operation of law certain warrants issued by Retail Ventures to purchase DSW class A common shares outstanding immediately prior to the effective time of the Merger.
Upon the closing of the Merger, DSW’s board of directors will be increased from 11 to 12 members, and one of Retail Ventures’ current board members will be appointed to DSW’s board of directors.
The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The transaction is not subject to any financing condition. The completion of the Merger is conditioned upon, among other things:
•
adoption of the Merger Agreement and the Merger by (i) the holders of a majority of the outstanding DSW class A common shares and class B common shares, voting together as a class, (ii) the holders of a majority of the unaffiliated DSW class A common shares (i.e., those holders other than Retail Ventures, Schottenstein Stores Corporation (“SSC”), which controls a majority of the voting power of Retail Ventures, and their respective affiliates), voting together as a class, and (iii) the holders of a majority of outstanding Retail Ventures common shares;

•
adoption of amended and restated articles of incorporation of DSW, which will amend the current articles of incorporation to allow holders of class B common shares to convert such shares into class A common shares, among other amendments, by (i) the holders of a majority of the DSW class A common shares and DSW class B common shares, voting together as a class, and (ii) the holders of a majority of the DSW class A common shares, voting as a separate class; and

•
approval of the issuance of DSW class A common shares and class B common shares to Retail Ventures shareholders by the holders of a majority of the DSW class A common shares and DSW class B common shares, voting together as a class.

In addition, DSW and Retail Ventures have agreed not to initiate, solicit, encourage, or knowingly facilitate the making of any proposal or offer with respect to certain specified acquisition proposals. The Merger Agreement may be terminated by DSW and Retail Ventures under certain circumstances, including by DSW or Retail Ventures if, among other requirements, the terminating party has received certain specified superior proposals, has not violated its obligations under the Merger Agreement with respect to any superior proposal, and pays an amount equal to the reasonably documented transaction expenses of the other party, not to exceed $10 million.
The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about DSW, Retail Ventures, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by standards of materiality or confidential disclosures made by each contracting party to the other for the purpose of allocating contractual risks between them that differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants, or any description thereof as characterizations of the actual state of facts or condition of DSW, Retail Ventures, or any of their respective subsidiaries, affiliates, or businesses. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by DSW or Retail Ventures.
Retail Ventures and DSW and their respective affiliates have numerous material relationships. Retail Ventures owns all of the outstanding class B common shares of DSW and as a result controls a majority of the voting power of DSW. DSW, Retail Ventures, and their respective affiliates are party to several material contracts and arrangements, including agreements regarding DSW’s separation from Retail Ventures, agreements with respect to Retail Ventures’ and its affiliates’ ownership of the equity of DSW, several leases and subleases, agreements related to merchandise transactions, shared services, reimbursement, joint investment, and arrangements regarding corporate opportunities, conflicts, and related party transactions, as described in DSW’s amended and restated articles of incorporation and Retail Ventures’ amended articles of incorporation.

Rights Agreement
Please see the disclosure set forth under “Item 3.03 Material Modification to Rights of Security Holders,” which is incorporated by reference into this Item 1.01.
Loan Agreement
Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Effective as of February 8, 2011, Retail Ventures and SEI, Inc. (“SEI”) entered into a Loan Agreement (the “Loan Agreement”) pursuant to which SEI has made available to Retail Ventures a revolving credit facility in the principal amount not to exceed $30,000,000 (the “Credit Facility”). The Credit Facility is subject to the terms and conditions set forth in: (1) the Loan Agreement and (2) a Note, dated February 8, 2011, payable by Retail Ventures to the order of SEI in the principal amount of $30,000,000 (the “Note” and, together with the Loan Agreement, the “Loan Documents”). Pursuant to the terms and conditions of the Loan Documents, SEI will advance funds to Retail Ventures, and Retail Ventures will use the funds to provide for its ongoing working capital and general corporate needs. Upon execution of the Loan Agreement, Retail Ventures also paid an up-front commitment fee of 8.75% of the maximum loan amount (or $2,625,000) to SEI. As disclosed in Retail Ventures’ proxy materials for its 2010 annual meeting of shareholders, as of April 30, 2010, SEI is the beneficial owner of 12.2% of the outstanding common shares of Retail Ventures and is affiliated with certain beneficial owners of our common shares, including Jay L. Schottenstein, Schottenstein RVI, LLC and Schottenstein Stores Corporation. As disclosed in the same proxy materials, as of April 30, 2010, Jay L. Schottenstein is the beneficial owner of 54% of the outstanding common shares of Retail Ventures.
The initial principal amount of the Credit Facility is $30,000,000, and will be repaid in accordance with the terms of the Loan Documents. Each draw under the Credit Facility must be for a minimum amount of $5 million. Interest under the Credit Facility will accrue at LIBOR plus 5.00%, or, upon the occurrence of an Event of Default (as described below), LIBOR plus 7.00%. All outstanding principal and accrued but unpaid interest under the Credit Facility is due and payable in full on the earlier of either February 8, 2013 or two days after the closing of the Merger (the “Revolving Credit Expiration Date”). The Credit Facility contains customary representations, covenants and events of default, and also specifies that an Event of Default includes where the closing per share market price of the common shares owned by Retail Ventures in DSW traded on the New York Stock Exchange is less than $20.00 for a period of five (5) or more consecutive business days or for any five (5) business days within any period of ten (10) consecutive business days.
Upon an Event of Default (as that term is defined in the Loan Agreement), the interest rate will increase to LIBOR plus 7.00% and SEI may elect to: (1) terminate the Credit Facility; (2) declare immediately due and payable in cash the entire outstanding principal balance, together with all accrued but unpaid interest, and any and all other amounts due and owing; and (3) exercise any and all rights and remedies available to SEI pursuant to the Loan Documents or under applicable law.
The foregoing description of the Credit Facility is qualified by reference to the text of the Loan Documents, copies of which are attached to this Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference into this Item 2.03.
Item 3.03 Material Modification to Rights of Security Holders
On February 7, 2011, the board of directors of Retail Ventures authorized and declared a dividend distribution of one Right for each outstanding Retail Ventures common share to stockholders of record at the close of business on February 24, 2011 (the “Record Date”). Each Right entitles the registered holder to purchase from Retail Ventures a unit (a “Unit”) consisting of a number of Retail Ventures common shares at a Purchase Price of $80.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between Retail Ventures and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent.

The Rights Agreement is intended to help protect Retail Ventures’ tax net operating losses and certain other tax assets (“Tax Benefits”) by deterring any person (other than Retail Ventures, any subsidiary of Retail Ventures or any employee benefit plan of Retail Ventures) from becoming a 5% Shareholder (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”)) without the approval of the board of directors (any such person who becomes a 5% Shareholder, other than as described below, an “Acquiring Person”). Notwithstanding the foregoing, shareholders who own 5% or more (by value) of outstanding (i) common shares of Retail Ventures, (ii) preferred shares (other than preferred shares described in Section 1504(a)(4) of the Code) of Retail Ventures, (iii) warrants, rights, or options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase common shares (other than preferred shares described in Section 1504(a)(4) of the Code) of Retail Ventures, and (iv) any other interest that would be treated as “stock” of Retail Ventures pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations, “Company Securities”) as of the close of business on February 8, 2011, and shareholders who acquire such an interest solely as a result of (A) a transaction in which such shareholder received the approval of the Board of Directors or (B) an issuance by Retail Ventures that was approved by the Board of Directors will not be an Acquiring Person and therefore will not trigger the Rights Plan, so long as they do not acquire any additional Company Securities, or decrease their percentage ownership of Company Securities below 5% and subsequently become a 5% Shareholder.
Initially, the Rights will be attached to all common share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common shares and a Distribution Date will occur upon the earlier of (i) the close of business on the tenth business day following the date of public announcement that a person has become an Acquiring Person other than by reason of a transaction approved by the Board of Directors or (ii) the close of business on the tenth business day (or such later date as the Board of Directors shall determine prior to the time a person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of the dates in clause (i) or (ii) above being called the “Distribution Date”), provided, however, the Distribution Date shall not occur if the Board of Directors shall have affirmatively determined that, in light of the intent and purposes of this Rights Agreement or other circumstances facing Retail Ventures, a Distribution Date shall not be deemed to have occurred.
Until the Distribution Date, (i) the Rights will be evidenced by common share certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book entry accounts) and will be transferred with and only with such common share certificates, (ii) new common share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the Rights associated with the common shares represented by such certificate. Pursuant to the Rights Agreement, Retail Ventures reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole common shares will be issued.
The definition of Acquiring Person contained in the Rights Agreement contains several exemptions, including for (i) Retail Ventures or any of its subsidiaries; (ii) any employee benefit plan of Retail Ventures, or of any subsidiary of Retail Ventures, or any person or entity organized, appointed or established by Retail Ventures for or pursuant to the terms of any such plan; (iii) the U.S. Government; (iv) any person who becomes a 5% Shareholder as a result of a reduction in the number of Company Securities outstanding due to the repurchase of Company Securities by Retail Ventures or a stock dividend, stock split, reverse stock split, or similar transaction effected by Retail Ventures, unless and until such person increases its percentage ownership of Company Securities over its lowest percentage ownership of Company Securities on or after the consummation of the relevant transaction (other than an increase solely as a result of a stock dividend, stock split, reverse stock split, or similar transaction effected by Retail Ventures); (v) any person who was a 5% Shareholder on the date of the Rights Agreement, or becomes a 5% Shareholder solely by reason of participation in a transaction approved by the Board of Directors, unless and until such person increases its percentage ownership of

Company Securities over its lowest percentage ownership of Company Securities on or after the date of the Rights Agreement or the consummation of the relevant transaction, as applicable (other than an increase solely as a result of a stock dividend, stock split, reverse stock split, or similar transaction effected by Retail Ventures) or such person decreases its percentage ownership of Company Securities below 5% and thereafter becomes a 5% Shareholder; or (vi) any person who or which inadvertently may become an Acquiring Person (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of common shares that would otherwise cause such person to be an “Acquiring Person” or (B) such person was aware of the extent of its beneficial ownership of common shares but had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), so long as such person promptly enters into, and delivers to Retail Ventures, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such person ceases to be an Acquiring Person, provided, however, that no person shall be an Acquiring Person if the board of directors shall have affirmatively determined, prior to the Distribution Date, in light of the intent and purposes of this Rights Agreement or other circumstances facing Retail Ventures, that such person shall not be deemed an Acquiring Person.
The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on September 15, 2011 unless such date is advanced or extended or the Rights are earlier redeemed or exchanged by Retail Ventures as described below.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the common shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the board of directors and except with respect to common shares issued by Retail Ventures after the date of the Rights Agreement (i) pursuant to exercises of stock options or as awards under an employee plan or arrangement granted or awarded as of the Distribution Date or (ii) upon the exercise, conversion or exchange of securities issued as of the Distribution Date, Rights will only be issued with respect to common shares that were issued prior to the Distribution Date.
In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common shares (or, in certain circumstances, cash, property or other securities of Retail Ventures) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by Retail Ventures as set forth below.
For example, at an exercise price of $80.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160.00 worth of common shares (or other consideration, as noted above) for $80.00. Assuming that the common shares had a per share value of $16.00 at such time, the holder of each valid Right would be entitled to purchase ten (10) common shares for $80.00.
In the event that, at any time after a person becomes an Acquiring Person, (i) Retail Ventures engages in a merger or other business combination transaction (other than a merger or other business combination transaction with a subsidiary of Retail Ventures) in which Retail Ventures is not the surviving corporation, (ii) Retail Ventures engages in a merger or other business combination transaction in which Retail Ventures is the surviving corporation and the Common Stock of Retail Ventures is changed or exchanged, or (iii) 50% or more of Retail Ventures’ assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
At any time after a person becomes an Acquiring Person and prior to the acquisition by an Acquiring Person of 50% or more of the then outstanding shares of Common Stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one common share per Right (subject to adjustment).

The Purchase Price payable, and the number of Units of common shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common shares, (ii) if holders of the common shares are granted certain rights or warrants to subscribe for common shares or convertible securities at less than the current market price of the common shares, or (iii) upon the distribution to holders of the common shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. Retail Ventures is under no obligation to issue fractional Units and, in lieu thereof, an adjustment in cash may be made based on the market price of the common shares on the last trading date prior to the date of exercise.
At any time until ten business days following the Stock Acquisition Date, Retail Ventures may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, referred to as the “Redemption Price” (payable in cash, common shares or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Retail Ventures, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Retail Ventures, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common shares (or other consideration) of Retail Ventures or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth above.
Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.
The Rights Agreement between Retail Ventures and the Rights Agent that specifies the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate, is attached as Exhibit 4.1, and is incorporated herein by reference in its entirety. This description of the Rights does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1 to this Form 8-K hereto.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2011, the Compensation Committee of the board of directors of Retail Ventures approved a Retention Bonus Plan for James A. McGrady and Julia A. Davis. Pursuant to the terms of the Retention Bonus Plan, the recipients will each receive a monthly retention bonus of $10,000 for each full and partial month that such recipient remains employed by Retail Ventures from March 1, 2011 through February 29, 2012. The maximum amount of the retention bonus payable to each recipient for the twelve-month period is $120,000.
Item 8.01 Other Events.
Value City Settlement
As previously disclosed, on October 25, 2010, Value City Holdings, Inc., Value City Department Stores LLC, Value City Department Stores Services, Inc., Value City of Michigan, Inc., Gramex Retail Stores, Inc., GB Retailers, Inc., J.S. Overland Delivery, Inc., Retail Ventures Jewelry, Inc., and VCHI Acquisition Co. (collectively, “Debtors”) filed a complaint against RVI, Retail Ventures Services, Inc., and DSW (the “Defendants”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The complaint relates to Debtors’ pending voluntary cases under Chapter 11 of the Bankruptcy Code.
In the complaint, Debtors alleged claims for avoidable preferences, fraudulent transfer, receipt of illegal dividends, recovery of assets, unjust enrichment and breach of contract. The claims primarily related to transfers made by Debtors to the Defendants during the one year period preceding Debtors’ filing of voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on October 26, 2008. Debtors sought damages that totaled approximately $373.4 million.

On January 20, 2011, the Bankruptcy Court approved a settlement between the Debtors and the Defendants, which became final and non-appealable as of February 4, 2011. By the fifth business day after this final order the Defendants will pay to Value City the settlement payment of $3,640,000, and within two business days of receipt of this payment Value City will file a dismissal of the complaint.
Press Release and Conference Call Materials
On February 8, 2011, DSW and Retail Ventures issued a joint press release. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.
In addition, on February 9, 2011, DSW and Retail Ventures plan to discuss the proposed Merger and make a presentation during a conference call with analysts and investors. The slides for the investor presentation are attached as Exhibit 99.2 hereto.
These materials are incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such materials.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description of Exhibit

2.1 *	Agreement and Plan of Merger, dated as of February 8, 2011, among DSW Inc., DSW MS LLC, and Retail Ventures, Inc.

4.1
Rights Agreement, dated as of February 8, 2011, by and between Retail Ventures, Inc., an Ohio corporation, and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit A thereto and the Summary of Rights to Purchase Common Stock attached as Exhibit B thereto

10.1	Loan Agreement, dated February 8, 2011, by and between Retail Ventures, Inc., an Ohio corporation, and SEI, Inc., a Nevada corporation

10.2	$30 Million Revolving Note dated February 8, 2011

99.1	Joint Press release dated February 8, 2011

99.2	Investor Presentation, dated February 8, 2011

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Retail Ventures agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.
Important Information For Investors And Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger between DSW and Retail Ventures will be submitted to the respective shareholders of DSW and Retail Ventures for their consideration. DSW will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of DSW and Retail Ventures that also constitutes a prospectus of DSW. DSW and Retail Ventures will mail the joint proxy statement/prospectus to their respective shareholders. DSW and Retail Ventures also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RETAIL VENTURES AND DSW ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about DSW and Retail Ventures, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. DSW and Retail Ventures make available free of charge at www.dsw.com and www.retailventuresinc.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact DSW at (614) 237-7100 or Retail Ventures at (614) 238-4148 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation
DSW, Retail Ventures, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Retail Ventures and DSW in connection with the proposed transaction. Information about the directors and executive officers of DSW is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 12, 2010. Information about the directors and executive officers of Retail Ventures is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on May 14, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect DSW’s and Retail Ventures’ current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, DSW’s and Retail Ventures’ expectations with respect to the synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of DSW and Retail Ventures and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure to satisfy other closing conditions, and the possibility of adverse publicity or litigation, including an adverse outcome thereof and the costs and expenses associated therewith.
Additional information concerning other risk factors is contained in Retail Ventures’ and DSW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning DSW, Retail Ventures, the proposed transaction or other matters and attributable to DSW or Retail Ventures or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Retail Ventures nor DSW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
Date: February 8, 2011	By:	/s/ James A. McGrady
James A. McGrady
Chief Executive Officer, President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

2.1 *	Agreement and Plan of Merger, dated as of February 8, 2011, among DSW Inc., DSW MS LLC, and Retail Ventures, Inc.

4.1
Rights Agreement, dated as of February 8, 2011, by and between Retail Ventures, Inc., an Ohio corporation, and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit A thereto and the Summary of Rights to Purchase Common Stock attached as Exhibit B thereto

10.1	Loan Agreement, dated February 8, 2011, by and between Retail Ventures, Inc., an Ohio corporation, and SEI, Inc., a Nevada corporation

10.2	$30 Million Revolving Note dated February 8, 2011

99.1	Joint Press release dated February 8, 2011

99.2	Investor Presentation, dated February 8, 2011

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Retail Ventures agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.